Exhibit 99.1

Walker & Dunlop Grows Market Share in Challenging Q4

Servicing and Asset Management Businesses Shine

FOURTH QUARTER 2022 HIGHLIGHTS

●	Total transaction volume of $11.2 billion, down 59% from Q4’21
●	Total revenues of $282.9 million, down 31% from Q4’21
●	Net income of $41.5 million and diluted earnings per share of $1.24, down 48% and 49%, respectively, from Q4’21
●	Adjusted EBITDA[1] of $92.6 million, down 16% from Q4’21
●	Servicing portfolio of $123.1 billion at December 31, 2022 up 6% from December 30, 2021
●	Declared quarterly dividend of $0.63 per share for the first quarter of 2023, marking the fifth consecutive annual increase

FULL YEAR 2022 HIGHLIGHTS

●	Total transaction volume of $63.3 billion, down 7% from 2021
●	Total revenues of $1.3 billion, flat from 2021
●	Net income of $213.8 million and diluted earnings per share of $6.36, down 20% and 22%, respectively, from 2021
●	Adjusted EBITDA[1] of $325.1 million, up 5% from 2021
●	Combined GSE market share of 12.7%, our highest GSE market share to date, and ranked as #1 overall GSE lender
●	Ranked #1 Fannie Mae DUS® Lender and #3 Freddie Mac Optigo® Lender for 2022

BETHESDA, MD – February 21, 2023 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company”, “Walker & Dunlop” or “W&D”) reported total revenues of $282.9 million for the fourth quarter of 2022, a decrease of 31% year over year. Fourth quarter total transaction volume was $11.2 billion, down 59% year over year. Net income for the fourth quarter of 2022 was $41.5 million, or $1.24 per diluted share, down 48% and 49%, respectively, from the fourth quarter of 2021. Fourth quarter 2022 adjusted EBITDA1 was $92.6 million, down 16% over the same period in 2021. The Company’s Board of Directors authorized a 5% increase in the quarterly dividend to $0.63 per share, the fifth consecutive year the dividend has increased.

“The second half of 2022 was extremely challenging due to macroeconomic headwinds and capital markets disruptions caused by aggressive Federal Reserve market intervention. Yet Walker & Dunlop’s recurring revenue streams from servicing and asset management, access to counter-cyclical capital from Fannie Mae and Freddie Mac, and market positioning as a trusted advisor to our clients, allowed us to deliver financial results significantly better than the dramatic drop-off in deal volume," commented Walker & Dunlop Chairman and CEO, Willy Walker.  "Walker & Dunlop’s scaled lending partnerships with the GSEs ended the year as the #1 Fannie Mae DUS® lender for the 4th straight year, #3 Freddie Mac Optigo® lender, and the #1 overall GSE multifamily lender in the country for the first time ever.”

Mr. Walker continued, “We remain focused on our five-year business plan, the Drive to ’25, and have confidence that we will achieve the ambitious goals of $2 billion in revenue and $13 of diluted earnings per share in 2025 due to increased demand for our services coming out of the Federal Reserve’s tightening cycle.  Our business model is unique in generating both transaction volume growth along with recurring revenues from servicing and asset management fees.  And our focus on the multifamily industry, from a transaction and credit exposure standpoint, has been unique and wildly valuable.  Our team, brand and technology are positioned to deliver great growth over the coming years.”

Fourth quarter 2022 Earnings Release

CONSOLIDATED FOURTH QUARTER 2022 OPERATING RESULTS

TRANSACTION VOLUMES
(dollars in thousands)	Q4 2022	Q4 2021	$ Variance	% Variance
Fannie Mae	$994,590	$2,585,100	$(1,590,510)	(62)%
Freddie Mac	2,305,826	1,546,883	758,943	49
Ginnie Mae - HUD	186,784	523,899	(337,115)	(64)
Brokered (2)	4,375,704	12,684,294	(8,308,590)	(66)
Principal Lending and Investing (3)	31,512	474,873	(443,361)	(93)
Debt financing volume	$7,894,416	$17,815,049	$(9,920,633)	(56)%
Property sales volume	3,315,287	9,287,312	(5,972,025)	(64)
Total transaction volume	$11,209,703	$27,102,361	$(15,892,658)	(59)%

Discussion of Results:

●	Total debt financing volume decreased in a challenging macro-economic environment during the fourth quarter of 2022 to $11.2 billion. Despite a slowdown in market wide transaction activity in 2022, Walker & Dunlop’s leadership position in the multifamily financing market was evident by its ranking as the #1 Fannie Mae lender for 2022 for the fourth consecutive year, delivering a record market share of 16.5%. Freddie Mac volumes increased 49% in the fourth quarter of 2022, contributing to a record combined GSE market share of 12.7%.
●	The decrease in HUD debt financing volumes was due to inflationary impacts on building products and a dramatically increasing interest-rate environment during the quarter, which made HUD’s construction and streamlined refinancing products less favorable sources of capital for multifamily properties.
●	The decrease in principal lending and investing volume, which includes interim loans, originations for WDIP separate accounts, and interim lending for our joint venture, was a result of the shifting credit market outlook in a volatile interest rate environment that led to a continued conservative approach to bridge lending during the quarter.
●	Brokered debt and property sales volume decreased 66% and 64%, respectively, in the fourth quarter of 2022. These declines were the result of challenging macro-economic conditions the decreased liquidity supplied to the commercial real estate sector, and dramatically slowed acquisitions and capital markets activity in the fourth quarter of 2022.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q4 2022	Q4 2021	$ Variance	% Variance
Fannie Mae	$59,226,168	$53,401,457	$5,824,711	11%
Freddie Mac	37,819,256	37,138,836	680,420	2
Ginnie Mae - HUD	9,868,453	9,889,289	(20,836)	-
Brokered	16,013,143	15,035,439	977,704	7
Principal Lending and Investing	206,835	235,543	(28,708)	(12)
Total Servicing Portfolio	$123,133,855	$115,700,564	$7,433,291	6%
Assets under management	16,748,449	16,437,865	310,584	2
Total Managed Portfolio	$139,882,304	$132,138,429	$7,743,875	6%
Custodial escrow account balance at period end (in billions)	$2.7	$3.7
Weighted-average servicing fee rate (basis points)	24.5	24.9
Weighted-average remaining servicing portfolio term (years)	8.8	9.2

Discussion of Results:

●	Our servicing portfolio continues to expand as a result of the strong Fannie Mae and brokered debt financing volumes over the past 12 months, partially offset by principal paydowns and loan payoffs.

Fourth quarter 2022 Earnings Release

●	During the fourth quarter of 2022, we added $2.4 billion of net loans to our servicing portfolio, and over the past 12 months, we added $7.4 billion of net loans to our servicing portfolio, 78% of which were Fannie Mae loans.
●	$7.1 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a relatively low weighted-average servicing fee of 18.0 basis points, represent only 6% of the total portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of December 31, 2022, compared to $1.3 billion as of December 31, 2021. We added net MSRs of $7.5 million in the quarter and $21.4 million over the past 12 months.
●	Assets under management (“AUM”) as of December 31, 2022 consisted of $14.5 billion of tax-credit equity funds, $1.4 billion of commercial real estate loans and funds, and $0.9 billion of loans in our interim lending joint venture, and drove the 190% growth in investment management revenues from $25.6 million in 2021 to $74.4 million in 2022.

KEY PERFORMANCE METRICS
(dollars in thousands, except per share amounts)	Q4 2022	Q4 2021	$ Variance	% Variance
Walker & Dunlop net income	$41,492	$79,931	$(38,439)	(48)%
Adjusted EBITDA	92,625	109,667	(17,042)	(16)
Diluted EPS	$1.24	$2.42	$(1.18)	(49)%
Adjusted core EPS (4)	$1.41	$2.27	$(0.85)	(38)%
Operating margin	17%	27%
Return on equity	10	23
Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	48%
Other operating expenses	9	9

Discussion of Results:

●	The decrease in Walker & Dunlop net income was the result of a 57% decrease in income from operations, primarily due to the decline in total transaction volume and associated revenues.
●	The decrease in adjusted EBITDA was the result of decreases in loan origination fees and property sales broker fees, and an increase in other operating expenses, partially offset by a substantial increase in escrow earnings, higher servicing fees, and lower variable compensation expense.
●	Diluted EPS decreased 49% in the fourth quarter of 2022, while adjusted core EPS decreased 38%. Adjusted core EPS is a new non-GAAP financial measure that highlights the core operating performance of our business. Please refer to the sections of this press release below titled “Non-GAAP Financial Measures,” and “Adjusted Core EPS Reconciliation.”
●	Operating margin decreased due to the aforementioned decrease in income from operations.
●	Return on equity declined due to a 9% increase in stockholders’ equity over the past year combined with a 48% decrease in net income.

Fourth quarter 2022 Earnings Release

KEY CREDIT METRICS
(dollars in thousands)	Q4 2022	Q4 2021	$ Variance	% Variance
At-risk servicing portfolio (8)	$54,232,979	$49,573,263	$4,659,716	9%
Maximum exposure to at-risk portfolio (9)	10,993,596	10,056,584	937,012	9
Defaulted loans	$36,983	$78,659	$(41,676)	(53)%
Key credit metrics (as a percentage of the at-risk portfolio):
Defaulted loans	0.07%	0.16%
Allowance for risk-sharing	0.08	0.13
Key credit metrics (as a percentage of maximum exposure):
Allowance for risk-sharing	0.40%	0.62%

Discussion of Results:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased due to the significant level of Fannie Mae loans added to the portfolio during the past 12 months. As of December 31, 2022, there were two defaulted loans. The at-risk servicing portfolio continues to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	The on-balance sheet interim loan portfolio, which is comprised of loans for which we have full risk of loss, was $206.8 million as of December 31, 2022 compared to $235.5 million as of December 31, 2021. There was one defaulted loan in our interim loan portfolio as of December 31, 2022. We increased the reserve on this loan by $2.2 million during the fourth quarter of 2022. All other loans in the on-balance sheet interim loan portfolio are current and performing as of December 31, 2022. The interim loan joint venture holds $0.9 billion of loans as of December 31, 2022, compared to $0.8 billion as of December 31, 2021. We share in a small portion of the risk of loss, and as of December 31, 2022, all loans in the interim loan joint venture are current and performing.

Fourth quarter 2022 Earnings Release

FOURTH QUARTER 2022 - FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	Q4 2022	Q4 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$72,119	$138,033	$(65,914)	(48)%
Fair value of expected net cash flows from servicing, net ("MSR income")	31,790	77,879	(46,089)	(59)
Property sales broker fees	20,490	54,808	(34,318)	(63)
Net warehouse interest income, LHFS	252	5,330	(5,078)	(95)
Other revenues	11,208	7,223	3,985	55
Total revenues	$135,859	$283,273	$(147,414)	(52)%
Personnel	$113,355	$165,438	$(52,083)	(31)%
Amortization and depreciation	893	1,169	(276)	(24)
Interest expense on corporate debt	3,159	1,692	1,467	87
Other operating (income) expenses	(11,055)	12,679	(23,734)	(187)
Total expenses	$106,352	$180,978	$(74,626)	(41)%
Income from operations	$29,507	$102,295	$(72,788)	(71)%
Income tax expense	(1,070)	28,304	(29,374)	(104)
Net income before noncontrolling interests	$30,577	$73,991	$(43,414)	(59)%
Less: net income (loss) from noncontrolling interests	102	1	101	N/A
Walker & Dunlop net income	$30,475	$73,990	$(43,515)	(59)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee margin (5)	0.92%	0.80%
MSR margin (6)	0.40	0.45
Agency MSR margin (7)	0.91	1.67
Key performance metrics:
Operating margin	22%	36%
Adjusted EBITDA	$6,411	$31,698	$(25,287)	(80)%

Capital Markets - Discussion of Quarterly Results:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, and appraisal and valuation services.

●	The decrease in loan origination and debt brokerage fees, net (“origination fees”) was the result of the decrease in our overall debt financing volume. The increase in the origination fee margin was largely due to the mix of our origination volume, including an increase in our Freddie Mac debt financing volume and a decrease in our brokered debt financing volume as a percentage of overall debt financing volume.
●	The decrease in MSR income is attributable to the decrease in our Agency MSR margins and a decrease in overall debt financing volume. The decline in the Agency MSR margin was primarily related to the declines in our HUD and Fannie Mae volumes, coupled with a decline in the weighted-average servicing fee on our Fannie Mae loans, as spreads tightened due to rapidly rising interest rates.
●	The decrease in property sales broker fees was driven by the 64% decrease in property sales volume year over year, driven by economic uncertainty that caused a broad slowdown in acquisitions activity across the commercial real estate sector.
●	The increase in other revenues was primarily due to an increase in appraisal revenues due to consolidating Apprise after our acquisition of GeoPhy in Q1 2022. The operating results for the fourth quarter of 2022 include appraisal revenue, while the operating results for the fourth quarter of 2021 do not, as we accounted for our investment in Apprise under the equity method in 2021.

Fourth quarter 2022 Earnings Release

●	The decrease in personnel expense was primarily a result of the decrease in commissions expense due to the decline in property sales broker fees and origination fees. This decrease was partially offset by an increase in salaries and benefits costs due to (i) the GeoPhy acquisition and (ii) consolidating Apprise after our acquisition of GeoPhy. The operating results for the fourth quarter of 2022 include compensation costs for Apprise, while the operating results for the fourth quarter of 2021 do not as we accounted for our investment in Apprise under the equity method in 2021.
●	The increase in interest expense on corporate debt was primarily driven by the sharp increase in interest rates year over year, as our term loan carries a floating interest rate.
●	Other operating expenses decreased primarily due to a net reduction related to our periodic revaluation of performance based earnouts. The net fair value adjustment reflects actual results to date for the acquired businesses, and the expected impact of the current macroeconomic conditions on the timing and achievement of the earnout milestones. This decrease was partially offset by increased travel and entertainment expenses, which were still impacted by the effects of the pandemic in the fourth quarter of 2021.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	Q4 2022	Q4 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$115	$1,388	$(1,273)	(92)%
Servicing fees	77,275	72,808	4,467	6
Investment management fees	24,586	16,522	8,064	49
Net warehouse interest income, LHFI	1,504	2,010	(506)	(25)
Escrow earnings and other interest income	24,844	2,064	22,780	1,104
Other revenues	18,336	29,049	(10,713)	(37)
Total revenues	$146,660	$123,841	$22,819	18%
Personnel	$16,759	$11,503	$5,256	46%
Amortization and depreciation	55,014	59,109	(4,095)	(7)
Provision (benefit) for credit losses	1,142	1,093	49	4
Interest expense on corporate debt	8,233	585	7,648	N/A
Other operating expenses	15,203	4,053	11,150	275
Total expenses	$96,351	$76,343	$20,008	26%
Income from operations	$50,309	$47,498	$2,811	6%
Income tax expense	3,209	12,851	(9,642)	(75)
Net income before noncontrolling interests	$47,100	$34,647	$12,453	36%
Less: net income (loss) from noncontrolling interests	(3,959)	(202)	(3,757)	1,860
Walker & Dunlop net income	$51,059	$34,849	$16,210	47%
Key performance metrics:
Operating margin	34%	38%
Adjusted EBITDA	$114,541	$109,060	$5,481	5%

Servicing & Asset Management - Discussion of Quarterly Results:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services, including housing market research.

●	The $7.4 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a slight decrease in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees increased primarily due to the added revenues from Alliant, with only limited comparable activity in the prior year period as the acquisition of Alliant occurred late in the fourth quarter of 2021.
●	Escrow earnings and other interest income increased as a result of higher escrow earnings due to substantially higher short-term interest rates, partially offset by a smaller average escrow balance.

Fourth quarter 2022 Earnings Release

●	Other revenues decreased primarily due to a decline in prepayment fees, partially offset by gains from our equity method investments.
●	Personnel expense increased year over year primarily due to higher salaries, benefits, and bonus costs due to the acquisition of Alliant.
●	Amortization and depreciation decreased as a result of lower prepayments in our servicing portfolio due to rising interest rates, partially offset by an increase in amortization of intangible assets from the recent acquisitions.
●	The significant increase in interest expense on corporate debt is the result of an increase in the balance of corporate debt to support the acquisition of Alliant late in 2021, coupled with a sharp increase in interest rates year over year, as our term loan carries a floating interest rate. We also incurred additional interest expense related to a fixed-rate note payable assumed in the acquisition of Alliant late in the fourth quarter of 2021.
●	The increase in other operating expenses was largely attributable to increases in professional fees and other operating expenses due to the operations of Alliant, for which there was limited comparable activity in the prior quarter, as the acquisition occurred late in the fourth quarter of 2021.

FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	Q4 2022	Q4 2021	$ Variance	% Variance
Escrow earnings and other interest income	$1,303	$114	$1,189	1,043%
Other revenues	(972)	(39)	(933)	2,392
Total revenues	$331	$75	$256	341%
Personnel	$7,644	$18,729	$(11,085)	(59)%
Amortization and depreciation	2,023	1,127	896	80
Interest expense on corporate debt	718	413	305	74
Other operating expenses	22,588	19,752	2,836	14
Total expenses	$32,973	$40,021	$(7,048)	(18)%
Income from operations	$(32,642)	$(39,946)	$7,304	(18)%
Income tax expense	7,400	(11,038)	18,438	(167)
Walker & Dunlop net income	$(40,042)	$(28,908)	$(11,134)	39%
Key performance metric:
Adjusted EBITDA	$(28,327)	$(31,091)	$2,764	(9)%

Corporate - Discussion of Quarterly Results:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	Personnel expense decreased primarily due to a decrease in performance-based variable compensation, as costs for both subjective bonus and performance stock plans decreased substantially compared to the prior year period. Due to our overall financial performance, the bonus pools for our senior executive officers, other senior management, and the general employee bonus pool were funded at 25%, 50%, and 75% of their respective targets.
●	Other operating expenses increased primarily due to (i) increased office expenses assumed in the acquisitions of Zelman, Alliant and GeoPhy and lease for our new headquarters, (ii) increased other professional fees from acquisition related activity, (iii) and an increase in travel and entertainment expenses, which were still impacted by the effects of the pandemic during 2021.

Fourth quarter 2022 Earnings Release

CONSOLIDATED FULL YEAR 2022 OPERATING RESULTS

FULL YEAR OPERATING RESULTS AND KEY PERFORMANCE METRICS
(dollars in thousands)	2022	2021	$ Variance	% Variance
Debt financing volume	$43,605,984	$48,911,120	$(5,305,136)	(11)%
Property sales volume	19,732,654	19,254,697	477,957	2
Total transaction volume	$63,338,638	$68,165,817	$(4,827,179)	(7)%
Total revenues	1,258,753	1,259,178	(425)	-
Total expenses	993,788	907,120	86,668	10
Walker & Dunlop net income	$213,820	$265,762	$(51,942)	(20)%
Adjusted EBITDA	325,095	309,278	15,817	5
Diluted EPS	$6.36	$8.15	$(1.79)	(22)%
Adjusted core EPS	$5.60	$6.29	$(0.69)	(11)%
Operating margin	21%	28%
Return on equity	13	21

Discussion of Results:

●	The decrease in total transaction volume was driven by a 52% decrease in HUD transaction volume, a 13% decrease in brokered transaction volume, and a 77% decrease in principal lending volume, partially offset by a 7% increase in Fannie Mae transaction volume.
●	The decrease in Walker & Dunlop net income was the result of a 25% decrease in income from operations primarily due to lower transaction volumes in our higher margin Fannie Mae and HUD executions.
●	The increase in adjusted EBITDA was primarily a result of increases in (i) servicing fees, (ii) escrow earnings, and (iii) revenues from the recent acquisitions of Alliant and Zelman, with minimal comparable revenue in the prior year period. These increases were partially offset by a decrease in transaction related revenues and increases in personnel expenses from the aforementioned recent acquisitions.

●	Diluted EPS decreased 22% in 2022, while our adjusted core EPS decreased 11% year over year.
●	Operating margin declined primarily due to the significant decrease in transaction related revenues and an increase in the cost of borrowing due to sharp increases in interest rates over the past year.
●	Return on equity declined due to a 9% increase in stockholders’ equity over the past year, combined with the 20% decrease in net income.

Fourth quarter 2022 Earnings Release

FULL YEAR 2022 - FINANCIAL RESULTS BY SEGMENT

FULL YEAR FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	2022	2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$345,779	$440,044	$(94,265)	(21)%
Fair value of expected net cash flows from servicing, net ("MSR income")	191,760	287,145	(95,385)	(33)
Property sales broker fees	120,582	119,981	601	1
Net warehouse interest income, LHFS	9,667	14,396	(4,729)	(33)
Other revenues	41,046	20,458	20,588	101
Total revenues	$708,834	$882,024	$(173,190)	(20)%
Personnel	$485,958	$500,052	$(14,094)	(3)%
Amortization and depreciation	3,084	2,877	207	7
Interest expense on corporate debt	8,647	5,078	3,569	70
Other operating expenses	11,817	26,420	(14,603)	(55)
Total expenses	$509,506	$534,427	$(24,921)	(5)%
Income from operations	$199,328	$347,597	$(148,269)	(43)%
Income tax expense	42,153	85,333	(43,180)	(51)
Net income before noncontrolling interests	$157,175	$262,264	$(105,089)	(40)%
Less: net income (loss) from noncontrolling interests	1,097	70	1,027	1,467
Walker & Dunlop net income	$156,078	$262,194	$(106,116)	(40)%

Capital Markets - Discussion of Full Year Results:

●	The decrease in loan origination and debt brokerage fees, net (“origination fees”) was primarily the result of a decrease in our total financing volume, which included a significant decrease in brokered financing volume, as well as a decrease in our origination fee rate.
●	The decrease in MSR income was primarily related to (i) a 52% decrease in HUD transaction volume and (ii) a decrease in the weighted-average servicing fee on Fannie Mae volume, due to spread compression caused by the rapid increases in interest rates, partially offset by the slight increase in Fannie Mae volumes.
●	The increase in other revenues was primarily due to an increase in research subscription revenues following the acquisition of Zelman in Q3 2021 and appraisal revenues due to consolidating Apprise after our acquisition of GeoPhy in Q1 2022. The operating results for 2022 include appraisal revenue, while the operating results for 2021 do not as we accounted for our investment in Apprise under the equity method in 2021.
●	Personnel expense decreased as a result of a decrease in commissions expense due to the decline in origination fees, partially offset by an increase in salaries and benefits costs due to the recent consolidation of Apprise after our acquisition of GeoPhy.
●	The increase in interest expense on corporate debt was primarily driven by the sharp increase in interest rates year over year, as our term loan carries a floating interest rate.
●	Other operating expenses decreased primarily due to a fair value adjustment related to our periodic revaluation of performance based earnouts that reduced our contingent consideration liability, partially offset by increased travel and entertainment expenses, which were still impacted by the effects of the pandemic throughout 2021.

Fourth quarter 2022 Earnings Release

FULL YEAR FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	2022	2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$2,228	$5,970	$(3,742)	(63)%
Servicing fees	300,191	278,466	21,725	8
Investment management fees	71,931	25,637	46,294	181
Net warehouse interest income, LHFI	6,110	7,712	(1,602)	(21)
Escrow earnings and other interest income	51,010	7,776	43,234	556
Other revenues	75,960	52,916	23,044	44
Total revenues	$507,430	$378,477	$128,953	34%
Personnel	$69,970	$36,412	$33,558	92%
Amortization and depreciation	225,515	203,118	22,397	11
Provision (benefit) for credit losses	(11,978)	(13,287)	1,309	(10)
Interest expense on corporate debt	23,621	1,749	21,872	N/A
Other operating expenses	30,738	11,401	19,337	170
Total expenses	$337,866	$239,393	$98,473	41%
Income from operations	$169,564	$139,084	$30,480	22%
Income tax expense	35,859	34,144	1,715	5
Net income before noncontrolling interests	$133,705	$104,940	$28,765	27%
Less: net income (loss) from noncontrolling interests	(5,986)	(202)	(5,784)	2,863
Walker & Dunlop net income	$139,691	$105,142	$34,549	33%

Servicing & Asset Management - Discussion of Full Year Results:

●	The $7.4 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a slight decrease in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees and other revenues increased primarily due to the additions of income from our recent acquisition of Alliant, partially offset by a decrease in prepayment fees.
●	Escrow earnings and other interest income increased primarily as a result of higher escrow earnings due to higher short-term interest rates that increase our earnings on escrow and cash balances we hold with financial institutions.
●	Personnel expense increased year over year principally as a result of higher salaries, benefits, and bonus costs due to the acquisition of Alliant.
●	Amortization and depreciation increased as a result of the growth in the average balance of MSRs outstanding year over year offset by a decrease in prepayment activity. Additionally, we had a substantial increase in amortization of intangible assets as a result of our acquisitions over the past year.
●	The significant increase in interest expense on corporate debt is the result of an increase in the balance of corporate debt to support the acquisition of Alliant late in 2021, coupled with a sharp increase in interest rates year over year, as our term loan carries a floating interest rate. We also incurred additional interest expense related to a fixed-rate note payable assumed in the acquisition of Alliant late in the fourth quarter of 2021.
●	The increase in other operating expenses was largely attributable to increases in other professional fees and other related expenses due to the addition of Alliant’s operations.

Fourth quarter 2022 Earnings Release

FULL YEAR FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	2022	2021	$ Variance	% Variance
Escrow earnings and other interest income	$1,820	$374	$1,446	387%
Other revenues	40,669	(1,697)	42,366	(2,497)
Total revenues	$42,489	$(1,323)	$43,812	(3,312)%
Personnel	$51,438	$67,023	$(15,585)	(23)%
Amortization and depreciation	6,432	4,289	2,143	50
Interest expense on corporate debt	1,965	1,154	811	70
Other operating expenses	86,581	60,834	25,747	42
Total expenses	$146,416	$133,300	$13,116	10%
Income from operations	$(103,927)	$(134,623)	$30,696	(23)%
Income tax expense	(21,978)	(33,049)	11,071	(33)
Walker & Dunlop net income	$(81,949)	$(101,574)	$19,625	(19)%

Corporate - Discussion of Full Year Results:

●	Other revenues increased primarily due to the acquisition of GeoPhy. As part of that acquisition, we acquired GeoPhy’s 50% ownership interest in Apprise. The revaluation of our existing 50% ownership interest in Apprise resulted in a $39.6 million increase in other revenues and was a one-time benefit in the first quarter of 2022.
●	Personnel expense decreased primarily due to a decrease in performance-based variable compensation as costs for both subjective bonus and performance stock plans decreased compared to the prior year period, partially offset by increased salaries and benefits costs due to an increase in the average headcount year over year.
●	Other operating expenses increased primarily due to (i) increased office expenses assumed in the acquisitions of Zelman, Alliant and GeoPhy and lease for our new headquarters, (ii) increased other professional fees from acquisition related activity, (iii) and an increase in travel and entertainment expenses, which were still impacted by the effects of the pandemic during 2021.

Fourth quarter 2022 Earnings Release

CAPITAL SOURCES AND USES

On February 20, 2023, the Company’s Board of Directors declared a dividend of $0.63 per share for the first quarter of 2023, a 5% increase. This is the fifth consecutive annual increase in the Company’s dividend and represents 152% growth in the dividend since it was initiated in 2018. The dividend will be paid on March 23, 2023 to all holders of record of the Company’s restricted and unrestricted common stock as of March 8, 2023.

On January 12, 2023, the Company closed a $200 million incremental loan under its senior secured term loan facility. The incremental term loan bears interest at a rate equal to adjusted Term SOFR plus 3.00% per annum and matures in December 2028. Proceeds from the offering were used to repay $115 million of debt assumed in the Company’s acquisition of Alliant and strengthen its balance sheet for general corporate purposes.

During the first quarter of 2022, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 12, 2023 (“2022 Share Repurchase Program”). During 2022, the Company repurchased 0.1 million shares of its common stock under the share repurchase program at a weighted average price of $101.77 per share and immediately retired the shares, reducing stockholders’ equity by $11.1 million. As of December 31, 2022, the Company had $63.9 million of authorized share repurchase capacity remaining under the 2022 Share Repurchase Program.

On February 20, 2023, our Board of Directors authorized the repurchase of up to $75 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2024 (“2023 Share Repurchase Program”).

Any purchases made pursuant to the 2023 Share Repurchase Program will be made in the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(3)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and WDIP separate accounts.
(4)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to Diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” and “Adjusted Core EPS Reconciliation.”
(5)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(9)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Fourth quarter 2022 Earnings Release

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss its quarterly results on Tuesday, February 21, 2023 at 8:30 a.m. Eastern time. Listeners can access the webcast via the link: https://walkerdunlop.zoom.us/webinar/register/WN_xwK2HHxDQ_qsMUiE_JUxPQ or by dialing +1 408 901 0584, Webinar ID 880 1501 8584, Password 688720. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest providers of capital to the commercial real estate industry in the United States, enabling real estate owners and operators to bring their visions of communities — where people live, work, shop and play — to life. Our people, brand, and technology make W&D one of the most insightful and customer-focused firms in our industry.  With more than 1,400 employees across every major U.S. market, Walker & Dunlop has consistently been named one of Fortune's Great Places to Work® and is committed to making the commercial real estate industry more inclusive and diverse while creating meaningful social, environmental, and economic change in our communities.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses net of write-offs, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, and other one-time adjustments, such as the gain associated with the revaluation of our previously held equity-method investment in connection with our acquisition of GeoPhy and one-time benefit to tax expense related to our corporate restructuring and repatriation of intellectual property acquired from GeoPhy. Adjusted EBITDA represents net income before income taxes, interest expense on our term loan facility and Alliant’s note payable, and amortization and depreciation, adjusted for provision (benefit) for credit losses net of write-offs, stock-based incentive compensation charges, the fair value of expected net cash flows from servicing, net, and non-cash charges associated with the extinguishment of long-term debt, and the gain associated with the revaluation of our previously held equity-method investment in connection with our acquisition of GeoPhy.  Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company's GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company's underlying business.

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company's results of operations in conjunction with the Company’s GAAP financial information. For more

Fourth quarter 2022 Earnings Release

information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Fourth quarter 2022 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
(in thousands)
Assets
Cash and cash equivalents	$225,949	$152,188	$151,252	$141,375	$305,635
Restricted cash	17,676	40,246	34,361	41,584	42,812
Pledged securities, at fair value	157,282	151,413	149,560	148,647	148,996
Loans held for sale, at fair value	396,344	2,180,117	931,516	703,629	1,811,586
Loans held for investment, net	200,247	247,106	247,243	216,620	269,125
Mortgage servicing rights	975,226	967,770	978,745	976,554	953,845
Goodwill	959,712	948,164	937,881	908,744	698,635
Other intangible assets	198,643	202,834	207,024	211,405	183,904
Receivables, net	202,251	216,963	236,786	249,305	212,019
Committed investments in tax credit equity	254,154	214,430	187,393	223,771	177,322
Other assets, net	457,875	681,782	473,011	517,997	402,110
Total assets	$4,045,359	$6,003,013	$4,534,772	$4,339,631	$5,205,989

Liabilities
Warehouse notes payable	$543,447	$2,545,406	$1,125,677	$924,280	$1,941,572
Notes payable	704,103	711,107	719,210	726,555	740,174
Allowance for risk-sharing obligations	44,057	49,658	48,475	53,244	62,636
Deferred tax liabilities, net	243,485	215,793	215,793	215,793	225,240
Commitments to fund investments in tax credit equity	239,281	198,073	173,740	206,605	162,747
Other liabilities	554,157	588,273	586,102	575,983	495,413
Total liabilities	$2,328,530	$4,308,310	$2,868,997	$2,702,460	$3,627,782

Stockholders' Equity
Common stock	$323	$323	$323	$324	$320
Additional paid-in capital	412,636	407,417	403,668	387,009	393,022
Accumulated other comprehensive income (loss)	(1,568)	(1,460)	(222)	1,588	2,558
Retained earnings	1,278,035	1,256,663	1,229,712	1,205,384	1,154,252
Total stockholders’ equity	$1,689,426	$1,662,943	$1,633,481	$1,594,305	$1,550,152
Noncontrolling interests	27,403	31,760	32,294	42,866	28,055
Total equity	$1,716,829	$1,694,703	$1,665,775	$1,637,171	$1,578,207
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,045,359	$6,003,013	$4,534,772	$4,339,631	$5,205,989

Fourth quarter 2022 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands, except per share amounts)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
Revenues
Loan origination and debt brokerage fees, net	$72,234	$90,858	$102,605	$82,310	$139,421	$348,007	$446,014
Fair value of expected net cash flows from servicing, net ("MSR income")	31,790	55,291	51,949	52,730	77,879	191,760	287,145
Servicing fees	77,275	75,975	74,260	72,681	72,808	300,191	278,466
Property sales broker fees	20,490	30,308	46,386	23,398	54,808	120,582	119,981
Investment management fees	24,586	16,301	16,186	14,858	13,699	71,931	25,637
Net warehouse interest income	1,756	3,980	5,268	4,773	7,340	15,777	22,108
Escrow earnings and other interest income	26,147	18,129	6,751	1,803	2,178	52,830	8,150
Other revenues	28,572	24,769	37,443	66,891	39,056	157,675	71,677
Total revenues	$282,850	$315,611	$340,848	$319,444	$407,189	$1,258,753	$1,259,178

Expenses
Personnel	$137,758	$157,059	$168,368	$144,181	$195,670	$607,366	$603,487
Amortization and depreciation	57,930	59,846	61,103	56,152	61,405	235,031	210,284
Provision (benefit) for credit losses	1,142	1,218	(4,840)	(9,498)	1,093	(11,978)	(13,287)
Interest expense on corporate debt	12,110	9,306	6,412	6,405	2,690	34,233	7,981
Other operating expenses	26,736	33,991	36,195	32,214	36,484	129,136	98,655
Total expenses	$235,676	$261,420	$267,238	$229,454	$297,342	$993,788	$907,120
Income from operations	$47,174	$54,191	$73,610	$89,990	$109,847	$264,965	$352,058
Income tax expense	9,539	7,532	19,503	19,460	30,117	56,034	86,428
Net income before noncontrolling interests	$37,635	$46,659	$54,107	$70,530	$79,730	$208,931	$265,630
Less: net income (loss) from noncontrolling interests	(3,857)	(174)	(179)	(679)	(201)	(4,889)	(132)
Walker & Dunlop net income	$41,492	$46,833	$54,286	$71,209	$79,931	$213,820	$265,762
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	(108)	(1,238)	(1,810)	(970)	(179)	(4,126)	590
Walker & Dunlop comprehensive income	$41,384	$45,595	$52,476	$70,239	$79,752	$209,694	$266,352

Effective Tax Rate	20%	14%	26%	22%	27%	21%	25%

Basic earnings per share	$1.25	$1.41	$1.63	$2.14	$2.46	$6.43	$8.27
Diluted earnings per share	1.24	1.40	1.61	2.12	2.42	6.36	8.15
Cash dividends paid per common share	0.60	0.60	0.60	0.60	0.50	2.40	2.00

Basic weighted-average shares outstanding	32,361	32,290	32,388	32,219	31,343	32,326	31,081
Diluted weighted-average shares outstanding	32,675	32,620	32,694	32,617	31,956	32,687	31,533

Fourth quarter 2022 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands, except per share data)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$994,590	$3,038,788	$3,918,400	$1,998,374	$2,585,100	$9,950,152	$9,301,865
Freddie Mac	2,305,826	1,885,492	1,141,034	987,849	1,546,883	6,320,201	6,154,828
Ginnie Mae - HUD	186,784	338,054	201,483	391,693	523,899	1,118,014	2,340,699
Brokered (1)	4,375,704	6,601,244	9,258,490	5,643,081	12,684,294	25,878,519	29,670,226
Principal Lending and Investing (2)	31,512	62,015	131,551	114,020	474,873	339,098	1,443,502
Total Debt Financing Volume	$7,894,416	$11,925,593	$14,650,958	$9,135,017	$17,815,049	$43,605,984	$48,911,120
Property Sales Volume	3,315,287	4,993,615	7,892,062	3,531,690	9,287,312	19,732,654	19,254,697
Total Transaction Volume	$11,209,703	$16,919,208	$22,543,020	$12,666,707	$27,102,361	$63,338,638	$68,165,817

Key Performance Metrics:
Operating margin	17%	17%	22%	28%	27%	21%	28%
Return on equity	10	11	14	19	23	13	21
Walker & Dunlop net income	$41,492	$46,833	$54,286	$71,209	$79,931	$213,820	$265,762
Adjusted EBITDA (3)	92,625	74,990	94,844	62,636	109,667	325,095	309,278
Diluted EPS	1.24	1.40	1.61	2.12	2.42	6.36	8.15
Adjusted core EPS (4)	1.41	1.41	1.74	1.06	2.27	5.60	6.29

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	50%	49%	45%	48%	48%	48%
Other operating expenses	9	11	11	10	9	10	8
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee margin (5)	0.92%	0.76%	0.71%	0.90%	0.80%	0.80%	0.93%
MSR margin (6)	0.40	0.47	0.36	0.58	0.45	0.44	0.60
Agency MSR margin (7)	0.91	1.05	0.99	1.56	1.67	1.10	1.61

Other Data:
Market capitalization at period end	$2,542,476	$2,708,162	$3,113,884	$4,192,900	$4,835,508
Closing share price at period end	$78.48	$83.73	$96.34	$129.42	$150.88
Average headcount	1,464	1,452	1,406	1,353	1,128

Components of Servicing Portfolio (end of period):
Fannie Mae	$59,226,168	$58,426,446	$57,122,414	$54,000,550	$53,401,457
Freddie Mac	37,819,256	37,241,471	36,886,666	36,965,185	37,138,836
Ginnie Mae - HUD	9,868,453	9,634,111	9,570,012	9,954,262	9,889,289
Brokered (8)	16,013,143	15,224,581	15,190,315	15,115,619	15,035,439
Principal Lending and Investing (9)	206,835	251,815	252,100	221,649	235,543
Total Servicing Portfolio	$123,133,855	$120,778,424	$119,021,507	$116,257,265	$115,700,564
Assets under management (10)	16,748,449	17,017,355	16,692,556	16,687,112	16,437,865
Total Managed Portfolio	$139,882,304	$137,795,779	$135,714,063	$132,944,377	$132,138,429

Key Servicing Portfolio Metrics:
Custodial escrow account balance (in billions)	$2.7	$3.1	$2.3	$2.5	$3.7
Weighted-average servicing fee rate (basis points)	24.5	24.7	24.9	25.0	24.9
Weighted-average remaining servicing portfolio term (years)	8.8	8.9	8.9	9.1	9.2

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	Brokered loans serviced primarily for life insurance companies.
(9)	Consists of interim loans not managed for our interim loan joint venture.
(10)	Alliant & WDIP assets under management and interim loans serviced for our interim loan joint venture. Alliant assets under management were acquired in December 2021.

Fourth quarter 2022 Earnings Release

KEY CREDIT METRICS

Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2022	2022	2022	2022	2021
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$50,046,219	$49,241,243	$47,461,520	$46,194,756	$45,581,476
Fannie Mae Modified Risk	9,172,626	9,177,094	9,651,421	7,794,710	7,807,853
Freddie Mac Modified Risk	23,615	23,615	23,715	23,715	33,195
Total risk-sharing servicing portfolio	$59,242,460	$58,441,952	$57,136,656	$54,013,181	$53,422,524

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$7,323	$8,109	$9,473	$11,084	$12,127
Freddie Mac No Risk	37,795,641	37,217,856	36,862,951	36,941,470	37,105,641
GNMA - HUD No Risk	9,868,453	9,634,111	9,570,012	9,954,262	9,889,289
Brokered	16,013,143	15,224,581	15,190,315	15,115,619	15,035,438
Total non-risk-sharing servicing portfolio	$63,684,560	$62,084,657	$61,632,751	$62,022,435	$62,042,495
Total loans serviced for others	$122,927,020	$120,526,609	$118,769,407	$116,035,616	$115,465,019
Interim loans (full risk) servicing portfolio	206,835	251,815	252,100	221,649	235,543
Total servicing portfolio unpaid principal balance	$123,133,855	$120,778,424	$119,021,507	$116,257,265	$115,700,562

Interim Loan Joint Venture Managed Loans (1)	$892,808	$900,037	$899,287	$930,296	$848,196

At-risk servicing portfolio (2)	$54,232,979	$53,430,615	$51,905,985	$50,176,521	$49,573,263
Maximum exposure to at-risk portfolio (3)	10,993,596	10,826,654	10,525,093	10,178,454	10,056,584
Defaulted loans	36,983	78,203	78,659	78,659	78,659

Defaulted loans as a percentage of the at-risk portfolio	0.07%	0.15%	0.15%	0.16%	0.16%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.08	0.09	0.09	0.11	0.13
Allowance for risk-sharing as a percentage of maximum exposure	0.40	0.46	0.46	0.52	0.62

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio. For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.
(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Fourth quarter 2022 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$41,492	$46,833	$54,286	$71,209	$79,931	$213,820	$265,762
Income tax expense	9,539	7,532	19,503	19,460	30,117	56,034	86,428
Interest expense on corporate debt	12,110	9,306	6,412	6,405	2,690	34,233	7,981
Amortization and depreciation	57,930	59,846	61,103	56,152	61,405	235,031	210,284
Provision (benefit) for credit losses	1,142	1,218	(4,840)	(9,498)	1,093	(11,978)	(13,287)
Net write-offs	(4,631)	—	—	—	—	(4,631)	—
Stock-based compensation expense	6,833	5,546	10,329	11,279	9,637	33,987	36,582
Gain from revaluation of previously held equity-method investment	—	—	—	(39,641)	—	(39,641)	—
Unamortized issuance costs from corporate debt retirement	—	—	—	—	2,673	—	2,673
Fair value of expected net cash flows from servicing, net	(31,790)	(55,291)	(51,949)	(52,730)	(77,879)	(191,760)	(287,145)
Adjusted EBITDA	$92,625	$74,990	$94,844	$62,636	$109,667	$325,095	$309,278

Fourth quarter 2022 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended December 31,		For the years ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$30,475	$73,990	$156,078	$262,194
Income tax expense	(1,070)	28,304	42,153	85,333
Interest expense on corporate debt	3,159	1,692	8,647	5,078
Amortization and depreciation	893	1,169	3,084	2,877
Stock-based compensation expense	4,744	4,422	17,999	16,289
Fair value of expected net cash flows from servicing, net	(31,790)	(77,879)	(191,760)	(287,145)
Adjusted EBITDA	$6,411	$31,698	$36,201	$84,626

	Servicing & Asset Management
	Three months ended December 31,		For the years ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$51,059	$34,849	$139,691	$105,142
Income tax expense	3,209	12,851	35,859	34,144
Interest expense on corporate debt	8,233	585	23,621	1,749
Amortization and depreciation	55,014	59,109	225,515	203,118
Provision (benefit) for credit losses	1,142	1,093	(11,978)	(13,287)
Net write-offs	(4,631)	—	(4,631)	—
Stock-based compensation expense	515	573	2,352	2,426
Adjusted EBITDA	$114,541	$109,060	$410,429	$333,292

	Corporate
	Three months ended December 31,		For the years ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$(40,042)	$(28,908)	$(81,949)	$(101,574)
Income tax expense	7,400	(11,038)	(21,978)	(33,049)
Interest expense on corporate debt	718	413	1,965	1,154
Amortization and depreciation	2,023	1,127	6,432	4,289
Stock-based compensation expense	1,574	4,642	13,636	17,867
Unamortized issuance costs from corporate debt retirement	—	2,673	—	2,673
Gain from revaluation of previously held equity-method investment	—	—	(39,641)	—
Adjusted EBITDA	$(28,327)	$(31,091)	$(121,535)	$(108,640)

Fourth quarter 2022 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Years ended
						December 31,
(in thousands)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$41,492	$46,833	$54,286	$71,209	$79,931	$213,820	$265,762
Provision (benefit) for credit losses	1,142	1,218	(4,840)	(9,498)	1,093	(11,978)	(13,287)
Net write-offs	(4,631)	—	—	—	—	(4,631)	—
Amortization and depreciation	57,930	59,846	61,103	56,152	61,405	235,031	210,284
Fair value of expected net cash flows from servicing, net	(31,790)	(55,291)	(51,949)	(52,730)	(77,879)	(191,760)	(287,145)
Contingent consideration accretion and fair value adjustments	(12,637)	1,944	1,464	359	8,350	(8,870)	9,755
Gain from revaluation of previously held equity-method investment ("Apprise Gain")	—	—	—	(39,641)	—	(39,641)	—
Income tax expense adjustment(1)(2)	(4,279)	(7,391)	(1,531)	9,808	1,928	(3,763)	19,736
Adjusted Core Net Income	$47,227	$47,159	$58,533	$35,659	$74,828	$188,208	$205,105

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$41,492	$46,833	$54,286	$71,209	$79,931	$213,820	$265,762
Diluted weighted-average shares outstanding	32,675	32,620	32,694	32,617	31,956	32,687	31,533
Diluted EPS	$1.24	$1.40	$1.61	$2.12	$2.42	$6.36	$8.15

Adjusted Core Net Income	$47,227	$47,159	$58,533	$35,659	$74,828	$188,208	$205,105
Diluted weighted-average shares outstanding	32,675	32,620	32,694	32,617	31,956	32,687	31,533
Adjusted Core EPS	$1.41	$1.41	$1.74	$1.06	$2.27	$5.60	$6.29

(1)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Consolidated Statements of Income and Comprehensive Income in this "Press Release".
(2)
Income tax expense adjustment for Q3 2022 includes an adjustment for a one-time tax benefit of $6.3 million related to the Apprise Gain. For the year ended December 31, 2022, the income tax expense adjustment does not include an adjustment for the Apprise Gain as there is no income tax expense associated with the gain for the full year.